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                                                                    EXHIBIT 3.13

                                     BY-LAWS

                                       OF

                          SYNCHRO-START PRODUCTS, INC.

                            (A Delaware Corporation)

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                                    Article I

                                     OFFICES

1. The registered office of the corporation shall be in the City of Dover, County of Kent, State of Delaware, and the name of the registered agent in charge thereof is The Prentice-Hall Corporation System, Inc.

2. The corporation may also have offices at such other places, both within or without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   Article II

                             STOCKHOLDERS' MEETINGS

1. Meetings of stockholders shall be held at such place within or without the State of Delaware as may be fixed from time to time by the board of directors and stated in the notice of the meeting, or by the stockholders in a duly executed waiver of notice thereof.

2. Annual meetings of stockholders, beginning with the year 1968, shall be held for the election of directors on the third Thursday in October in each year if not a legal holiday, and if a legal holiday, then on the next secular day following, at 4:00 o'clock in the afternoon. Any other proper business may be transacted at the annual meeting.

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3. Each stockholder having the right to vote shall be entitled to one vote in person or by proxy for each share of stock having voting power standing registered in his name on the books of the corporation.

4. Written notice of each annual meeting stating the place, date and hour shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the corporation, not less than ten nor more than fifty days before the date of the meeting.

5. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation or by these by-laws. If, however, a quorum shall not be present or represented by proxy at any meeting of the stockholders, the holders of a majority of the stock entitled to vote and present thereat in person or represented by proxy, shall have power to adjourn the meeting from time to time until a quorum shall be present or represented by proxy. Meetings of stockholders may also be adjourned from time to time for any other reason. No notice of an adjourned meeting need be given and at any adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally noticed; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

6. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period.

7. At least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, with the registered

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address of each and the number of voting shares held by each, shall be prepared by the secretary. For said ten days such list shall be open, at the place where the meeting is to be held, to the examination of any stockholder, and shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

8. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president or the board of directors and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

9. Written notice of a special meeting of stockholders, stating the time, place and purpose thereof, shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the corporation, not less than ten nor more than fifty days before the date of the meeting.

10. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or of these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

                                  Article III

                                    DIRECTORS

1. The number of directors which shall constitute the whole board of directors shall be two. The directors shall be elected at the annual meetings of stockholders and each director shall be elected to serve until his successor shall be elected and qualified.

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2. Directors need not be stockholders, or residents of the State of Delaware.

3. Any director may be removed by a majority vote of the stockholders entitled to vote at any annual or special meeting thereof, for any cause deemed sufficient by such meeting. Any director may resign by tendering his written resignation to the board of directors, the president, or the secretary.

4. The directors may hold their meetings within or without the State of Delaware. Any special meeting of the board of directors shall be held at the place specified in the notice thereof, or in a duly executed waiver of notice thereof, which place may be in or out of the State of Delaware.

5. If the office of any director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, a majority of the remaining directors, though less than a quorum, may choose a successor who shall hold office until his successor is elected and qualified. If the directors, by amendment to these by-laws, increase the number of directors, the directors may elect additional directors to fill any vacancies created thereby and any director so elected shall hold office until his successor is elected and qualified.

6. The property and business of the corporation shall be managed by its board of directors and, in addition to the powers and authority by these by-laws and by the certificate of incorporation expressly conferred upon the board of directors, the board of directors may exercise all such powers and do all such things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, the certificate of incorporation and these by-laws.

7. (a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this

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reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

      (1) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

      (2) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

      (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

      (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

                             COMMITTEES OF DIRECTORS

8. The board of directors may, by resolution or resolutions, passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, and may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names

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as may be determined from time to time by resolutions adopted by the board of directors.

9. Each such committee shall keep written minutes of its proceedings and shall submit to the board of directors at each meeting thereof the original minutes of all proceedings of such committee not previously submitted to the board of directors and shall make such further report or reports to the board of directors as it may require. Any action taken by any such committee shall be subject to recall, revision or alteration by the board of directors, except to the extent that rights of third parties may have intervened.

                            COMPENSATION OF DIRECTORS

10. The board of directors may provide for the payment to directors of stated amounts annually for services incident to serving as directors and committee members or, in the alternative, a fixed sum for attendance at each meeting of the board of directors or committees thereof. Directors shall be reimbursed by the corporation for reasonable expenses incurred in attending such meetings. Except as otherwise provided by the board of directors, the receipt of amounts or sums authorized hereby shall not preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                   Article IV

                         MEETINGS OF BOARD OF DIRECTORS

1. The first meeting of each newly elected board of directors shall be held at such time and place either within or without the State of Delaware as shall be fixed by the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting provided a quorum shall be present; provided, that if a time and place is not so fixed by the stockholders, such first meeting shall be held at such place and time as shall be fixed by the consent in writing of all the directors, or such meeting may be called in the manner and upon the notice required for a special meeting of the board of directors.

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2. Regular meetings of the board of directors may be held at such time and place either within or without the State of Delaware as shall from time to time be determined by the board of directors. Notice of regular meetings need not be given.

3. Special meetings of the board may be called by the President on three days' notice to each director, either personally or by mail or telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

4. At all meetings of the board of directors a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these by-laws. If a quorum shall not be present at any meeting of the board of directors, the director or directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

5. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                                    Article V

                                    OFFICERS

1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer. The board of directors may also choose a chairman of the board of directors, one

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or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provides.

2. The board of directors, at its first meeting after each annual meeting of stockholders, shall choose a president, a secretary and a treasurer.

3. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

4. The salaries of all officers of the corporation shall be fixed by the board of directors.

5. Except as may be otherwise provided by the board of directors or in these by-laws, each officer of the corporation shall hold office until his successor is chosen and qualified. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the board of directors.

                     THE CHAIRMAN OF THE BOARD OF DIRECTORS

6. The chairman of the board of directors, if one be chosen, shall have such duties and functions as shall be assigned and delegated to him or her from time to time by the board of directors. The chairman of the board shall consult with and advise the other officers regarding policy matters and shall report and recommend to the board of directors concerning policy matters. The chairman of the board shall report to the board of directors.

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                                  THE PRESIDENT

7. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                               THE VICE-PRESIDENTS

8. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

9. The secretary shall record all the proceedings of the meetings of the stockholders and directors in a book for that purpose belonging to the corporation and to be kept in his custody. He shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors. He shall prepare all lists of stockholders required to be prepared by any present or future statute of the State of Delaware. He shall keep in safe custody the seal of the corporation and affix the same to any instrument requiring it, and when so affixed, the seal shall be attested by his signature or by the signature of an assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature. He shall in general perform all of the duties incident to the office of secretary of a corporation any such other duties as may be prescribed by the board of directors or the president, under whose supervision he shall be.

10. Any assistant secretary may, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary, and shall perform other duties as the board of directors shall prescribe.

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                     THE TREASURER AND ASSISTANT TREASURERS

11. The treasurer shall have charge of and be responsible for the collection, receipt, custody and disbursement of corporate funds and securities. Subject to the supervision and direction of the president or such vice president as shall be designated as the chief financial officer of the corporation, he shall be responsible for: (a) carrying out policies with respect to the approving, granting or extending of credit by the corporation, (b) the preparation and filing of all income tax returns and all other regular and special reports to governmental agencies, and (c) the maintenance of adequate records of authorized appropriations and the determination that all sums expended pursuant thereto are accounted for properly. In general, the treasurer shall perform the duties incident to the office of treasurer and such other duties as may from time to time be assigned to him by the board of directors, the president or by such vice president as shall be designated as the chief financial officer of the corporation.

12. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

13. Any assistant treasurer may, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the board of directors shall prescribe.

                                   Article VI

                INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the

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fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is

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fairly and reasonably entitled to indemnity for such expenses which the Court of
Chancery or such other court shall deem proper.

3. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article, or in defense of any claims, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

4. Any indemnification under Sections 1 or 2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

6. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or

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agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

                                   Article VII

                        DELEGATION OF DUTIES OF OFFICERS

1. In case of the absence of any officer of the corporation, or for any other reason that the board of directors may deem sufficient, the board of directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director, provided that a majority of the entire board of directors shall concur therein.

                                  Article VIII

                              CERTIFICATES OF STOCK

1. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. Each stock certificate shall exhibit the holder's name and the number of shares represented thereby and shall be signed by the president or vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary. If any certificate is signed (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, the signature of the officers of the corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

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                               TRANSFERS OF STOCK

2. Transfers of stock shall be made on the books of the corporation upon the surrender to the corporation or a transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and the corporation shall thereupon issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The board of directors may appoint one or more transfer agents and one or more registrars for any one or more classes of the capital stock of the corporation.

                               FIXING RECORD DATE

3. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

4. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

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                                LOST CERTIFICATES

5. A new certificate or certificates for shares of stock of the corporation may, upon the making of an affidavit of that fact by the person claiming a certificate of stock to be lost, stolen or destroyed, be issued in such manner and under such conditions as the board of directors may at any time or from time to time prescribe, to replace the certificate alleged to have been lost, stolen or destroyed, provided that the board of directors may, in its discretion, require the owner of any such certificate, or his legal representatives, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate, but a new certificate may be issued without requiring any bond when in the judgment of the directors it is proper so to do.

                               INSPECTION OF BOOKS

6. The board of directors shall determine, subject to law, from time to time, whether, and to what extent and at what time and places and under what conditions and regulations the books, accounts and records of the corporation or any of them shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any book, record, account or document of the corporation, except as conferred by law or authorized by resolution of the directors. Any request by a stockholder to examine books, accounts or records of the corporation shall be referred to the board of directors for action at the first meeting thereof following such request to the end that proper consideration may be given to such request in the light of existing circumstances and of applicable provisions of law.

                                   Article IX

                               GENERAL PROVISIONS
                                    CONTRACTS

1. Contracts and other instruments in writing which may be properly made or entered into by the corporation may be executed in its behalf and in its name by the president or any

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vice president, under the corporate seal, attested by the secretary or an assistant secretary; provided, that the board of directors may by resolution authorize the execution of contracts and other instruments in writing generally or in specific instances in such manner and by such persons as may therein be designated.

                                     CHECKS

2. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate or as may be designated pursuant to authority granted by the board of directors.

                                   FISCAL YEAR

3. The fiscal year shall begin on the first day of July in each year and shall end on the last day of June next following.

                                      SEAL

4. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal" and "Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                    DIVIDENDS

5. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock.

6. Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose or purposes as the directors shall

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think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     NOTICES

7. Whenever under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in a post office or letter box, in a postpaid sealed wrapper, addressed to such director or stockholder at such address as appears on the books of the corporation, or, in default of other address, to such director or stockholder at the General Post Office in the City of Dover, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed. Notice to directors may also be given by telegram.

8. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the holding of the meeting or the taking of any other action referred to therein, shall be deemed equivalent thereto. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the certificate of incorporation or of these by-laws, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

                                   AMENDMENTS

9. These by-laws may be altered, amended or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration, amendment, or repeal be contained in the notice of such special meeting, by the affirmative vote of the holders of

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                                       18


a majority of the stock having voting power present or represented by proxy thereat, or, when such power is conferred upon the board of directors by the certificate of incorporation, by the affirmative vote of a majority of the entire board of directors at any regular meeting of the board or at any special meeting of the board if notice of the proposed alteration, amendment or repeal be contained in the notice of such special meeting; provided, however, that the provisions of these by-laws prescribing the requirements for a quorum at meetings of stockholders and the number of votes necessary to transact business at meetings of stockholders shall not be altered, modified or repealed except by the vote of stockholders.